EXHIBIT 99.1

Contacts:
Investor Relations	Media Relations	Media Relations
Dave Spille	Jenny Song	Sarah Welz
webMethods, Inc.	webMethods, Inc.	webMethods, Inc.
(703) 460-5972	(703) 251-6457	(703) 251-3207
DSpille@webMethods.com	JSong@webMethods.com	SWelz@webMethods.com

WEBMETHODS ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

License Revenue Increases 14% Sequentially, New Products Gain Traction and Company
Broadens Addressable Market

FAIRFAX, Va. – January 21, 2004 – webMethods, Inc. (Nasdaq: WEBM), the industry’s first Web services infrastructure company, today announced financial results for its fiscal third quarter ended December 31, 2003.

Total revenue for the fiscal third quarter ended December 31, 2003 was approximately $50.1 million, compared to $45.4 million in the prior quarter and $53.8 million in the prior year period. License revenue for the December 2003 quarter was $25.0 million, compared to $22.0 million in the prior quarter and $33.9 million in the prior year period. Under U.S. generally accepted accounting principles (GAAP), the company’s net loss for the December 2003 quarter was $11.1 million, or a loss of $0.21 per share, compared to a net loss of $4.5 million, or a loss of $0.09 per share, in the prior quarter, and a net loss of $739,000, or loss of $0.01 per share, in the prior year period. The pro forma net loss for the December 2003 quarter was $4.2 million, or a loss of $0.08 per share, compared to a pro forma net loss of $3.7 million, or a loss of $0.07 per share, in the prior quarter, and pro forma net income of $1.6 million, or $0.03 per share, in the prior year period. Pro forma results exclude amortization of deferred-stock compensation and warrant charge, restructuring charges, in-process research and development charges and the amortization of finite-lived intangible assets and include a pro forma tax provision in the December 2002 quarter. A reconciliation of pro forma results to GAAP results is provided in the financial information attached to this press release.

“In this past quarter, webMethods delivered on its promise and shipped market-changing products, while further demonstrating our technology leadership by ending the era of proprietary integration,” said Phillip Merrick, chairman and CEO of webMethods, Inc. “With a combination of the continued strong demand for the webMethods Integration Platform and the traction that our newly introduced products have already gained from large enterprises, the company is optimistic that its innovative solutions will see greater adoption in 2004 as service-oriented architectures become central to IT strategies.”

Additional December 2003 Quarterly Financial Highlights

•	Cash and marketable securities decreased to $158.6 million from $192.2 million in the prior quarter. Excluding approximately $32.8 million in cash used in connection with its three recent acquisitions (including acquisition-related expenses), webMethods’ December 2003 cash and marketable securities balance decreased by less than $1.0 million.

•	Days Sales Outstanding (DSOs) decreased by 9 days from the prior quarter to 69 days.

•	Total deferred revenue decreased by $763,000 from the prior quarter as compared to a decrease of $2.3 million in the June 2003 quarter.

•	International revenue accounted for 42% of total revenue in the December 2003 quarter, compared to 43% in the prior quarter.

•	No single customer represented 10% or more of total or license revenue in the December 2003 quarter.

Financial Outlook: Based on currently available information, seasonal factors in the March quarter that have historically affected its business, and its recent acquisitions, webMethods anticipates that total revenue in the quarter ending March 31, 2004 will be in the range of $49 million to $54 million and that the pro forma earnings per share for the March 2004 quarter will be in the range of a loss of $0.08 to $0.00 per share (break-even). The pro forma net loss for the March 2004 quarter is expected to exclude amortization of deferred-stock compensation and warrant charge and amortization of finite-lived intangible assets totaling approximately $1.3 million.

Breakthrough Technology: webMethods ended the era of proprietary integration by providing customers, in the December 2003 quarter, with a non-proprietary and vendor neutral solution to run, measure and optimize their business. webMethods introduced Enterprise Service-Oriented Architecture (ESOA) technology in October 2003 with the introduction of webMethods Fabric™. webMethods Fabric™ is a standards-based, Service-Oriented Architecture (SOA) infrastructure for building, deploying and managing Web services applications and the implementation of an ESOA. As the first solution that can implement an ESOA, webMethods Fabric enables enterprises to quickly go from small, static, brittle, ad-hoc networks of unmanaged Web services to larger, dynamic, robust, coordinated networks of managed services.

To address the increased need for enterprise event management and portal services, webMethods shipped several new products in its fiscal third quarter. The company delivered its industry-leading Business Activity Monitoring (BAM) solution with webMethods Optimize™; shipped the company’s first standards-based presentation platform that accesses information, applications and business processes across the enterprise with webMethods Portal™; shipped the next generation of real-time business analytics solution with webMethods Dashboard™; and enabled cost effective, project-based integration with webMethods Express™. During its fiscal third quarter, the company also introduced webMethods Mobile™, which helps companies deploy applications securely and reliably to mobile devices and integrate field information with corporate back-end systems, and webMethods JMS+™, a high performance messaging solution.

Global Customer Wins Across Key Verticals: webMethods continued in its fiscal third quarter to successfully win new and additional business across key industry verticals for the

webMethods Integration Platform; CPG/Retail, financial services and communications were particularly strong. The company also closed deals for its new products, such as webMethods Fabric, webMethods Glue, webMethods Optimize and webMethods Portal. The following customers represent significant new and follow-on business that closed during the quarter: AEGIS Insurance Services, Alinta, BCE Emergis, Boeing, Cable & Wireless, Carlton & United Breweries (Fosters), City of Toronto, Colgate-Palmolive, Compass Group, Norsk Hydro, PaperlinX, Dan River, Dean Foods, Department of Public Welfare Commonwealth of Pennsylvania, General Mills Services, GSMC, Kansas State University, LG Philips LCD, Macquarie Bank, National City Corporation, National Semiconductor, Office Depot, South Florida Water Management District and Woolworths Ltd.

Record Number of Customer Projects Move Into Production: In its fiscal third quarter, webMethods increased the number of customer production events with more than 130 new integration projects on the webMethods Integration Platform as recorded in the December 2003 quarter. Global customers that moved projects into production include: ABB Ltd., Baycorp Advantage Ltd., BCE Emergis, Continental Airlines, Dan River, Freddie Mac, Georgia-Pacific, IKEA, Ingersoll-Rand, J.D. Irving, Just Jeans, Motorola, National City Corporation, Nippon Denso Industrial, Co., PNC Bank N.A., Rich Products, Royal Numico N.V., Shell Canada, Sinotrans Air, Smorgon Steel, Stora Enso, Toshiba, WorldWide Retail Exchange, Woolworths Ltd. and Xerox.

webMethods Partners for Success: The company continued to strengthen partnerships with leading software vendors and systems integrator partners, such as Accenture, BearingPoint, Deloitte, EDS, Informatica, Peoplesoft, Siebel and TCS among others. webMethods forged a new partnership with independent software vendor OATSystems to advance Radio Frequency Identification (RFID) initiatives and continued to work closely with Manhattan Associates on joint RFID projects in the retail and consumer goods and manufacturing market. In addition, a new partnership with Defywire provides an enterprise wireless platform to deliver real-time capabilities to mobile devices.

Conference Call Information:

webMethods will host a conference call to discuss the company’s fiscal third quarter financial results and future guidance at 5:00 p.m. Eastern Time today. The conference call will be available via webcast at http://www.webMethods.com/investors. A replay of the conference call will be available through midnight on February 6, 2004 at http://www.webMethods.com/investors or via dial-in at 888-203-1112 or 719-457-0820. The confirmation number is 637588.

Non-GAAP Financial Measures: This press release contains pro forma operating results that are not in accordance with GAAP because they exclude non-cash or non-recurring deferred compensation and warrant charges, restructuring charges in the December 2003 and December 2002 quarter, in-process research and development charges and amortization of finite-lived intangible asset charges in the December 2003 quarter and a pro-forma income tax provision in the December 2002 quarter. Pro forma operating results for the nine months ended December 31, 2002 also exclude a non-recurring charge for impairment of equity investments in private companies. The financial information attached to this press release reconciles the pro forma operating results given above to GAAP. Investors are encouraged to review that reconciliation of pro forma operating results to the most directly comparable GAAP financial measures provided in the attached financial information.

Those pro forma operating results should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by others. webMethods’ management uses these pro forma operating results in evaluating the potential impact of certain operating decisions on projected financial results, in comparisons of the company’s historical operating results and in comparisons to competitors’ operating results. webMethods includes these pro forma operating results in this press release because it believes they enhance comparability of webMethods’ results of operations to those of other enterprise software companies, to pro forma operating results webMethods historically has reported and to financial models and expectations of securities analysts.

About webMethods, Inc.

webMethods (Nasdaq: WEBM) is the industry’s first Web services infrastructure company. webMethods’ innovative integration, Web services, portal and analytic solutions enable more than 1,050 enterprise customers worldwide to run, measure and optimize their business. Recognized in 2003 as the fastest growing software company in North America by Deloitte, webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at http://www.webMethods.com.

# # #

webMethods is a registered trademark, and Global Business Visibility, webMethods Dashboard, webMethods Express, webMethods Fabric, webMethods JMS+, webMethods Mobile, webMethods Optimize and webMethods Portal are trademarks, of webMethods, Inc. in the USA and certain other countries. All other company and product names are the property of their respective owners.

This press release may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws. Specific forward-looking statements relate to webMethods’ future market opportunity, webMethods’ current or new products and services and their performance, the size and strength of our markets, expected future financial performance (including total revenue, license revenue, level of cash and marketable securities, charges, net earnings or loss and pro forma earnings or loss per share) and financial metrics, webMethods’ future cost savings and expense levels, the anticipated contributions to webMethods’ future financial performance of new products or businesses, demand for new or existing products and the contribution to webMethods’ revenue of business partners or webMethod’s current or new products. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the impact of economic conditions, geopolitical factors, seasonal factors, terrorism and related uncertainties in the US and abroad on the company’s customers and prospects and their IT spending budgets and priorities; difficulties in integrating acquired businesses, executing on plans for future growth and providing requested technical and support services capabilities for all products; variations in the size and timing of customer orders and demand for software offered by webMethods; ability to maintain or increase market acceptance and market share; impact of competitive and pricing pressures; variations in revenue influenced by software suppliers and systems integrators; impact of rapid technological change; ability to manage expenses in response to changing market conditions; and these and other risks and uncertainties discussed more fully in webMethods’ SEC filings, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2003, and in the “Management’s Discussion and Analysis” section of webMethods’

Form 10-Q for the quarter ended September 30, 2003, which are on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations web page at www.webMethods.com/investors/. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.

webMethods, Inc. Pro Forma Consolidated Income Statements
Impact of Pro Forma Adjustments on Reported Net Loss
(in thousands, except shares and per share data)
(Unaudited)

	Three Months			Three Months
	Ended			Ended
	December 31, 2003			December 31, 2002

	As Reported	Adjustments*	As Adjusted	As Reported	Adjustments*	As Adjusted

Revenue
License	$25,037	$—	$25,037	$33,940	$—	$33,940
Professional services	11,210	—	11,210	7,951	—	7,951
Maintenance	13,851	—	13,851	11,919	—	11,919

Total revenue	50,098	—	50,098	53,810	—	53,810

Cost of revenue
License	601	—	601	765	—	765
Professional services and maintenance	13,626	(12)	13,614	10,474	(65)	10,409

Total cost of revenue	14,227	(12)	14,215	11,239	(65)	11,174

Gross profit	35,871	12	35,883	42,571	65	42,636

Operating expenses
Sales and marketing	25,306	(689)	24,617	25,205	(896)	24,309
Research and development	11,451	(5)	11,446	12,085	(26)	12,059
General and administrative	4,334	(1)	4,333	4,758	—	4,758
Restructuring costs	1,315	(1,315)	—	2,237	(2,237)	—
Amortization of finite lived intangibles	606	(606)	—	—	—	—
In-process research and development	4,273	(4,273)	—	—	—	—

Total operating expenses	47,285	(6,889)	40,396	44,285	(3,159)	41,126

Operating (loss)/income	(11,414)	6,901	(4,513)	(1,714)	3,224	1,510

Interest income, net	295	—	295	975	—	975

Net (loss)/income before taxes	(11,119)	6,901	(4,218)	(739)	3,224	2,485

Provision for income taxes (1)	—	—	—	—	(870)	(870)

Net (loss)/income	$(11,119)	$6,901	$(4,218)	$(739)	$2,354	$1,615

Net (loss)/income per share
Basic			$(0.08)			$0.03
Fully Diluted			$(0.08)			$0.03
Shares used in computing per share amount
Basic			52,101,406			51,046,792
Fully Diluted			52,101,406			52,055,962

* Excludes stock based compensation and warrant charge, amortization of finite lived intangibles, in-process research and development and restructuring charges

	Nine Months Ended			Nine Months Ended
	December 31, 2003			December 31, 2002

	As Reported	Adjustments*	As Adjusted	As Reported	Adjustments*	As Adjusted

Revenue
License	$68,863	$—	$68,863	$89,084	$—	$89,084
Professional services	30,661	—	30,661	24,737	—	24,737
Maintenance	39,188	—	39,188	33,832	—	33,832

Total revenue	138,712	—	138,712	147,653	—	147,653

Cost of revenue
License	1,622	—	1,622	1,425	—	1,425
Professional services and maintenance	37,733	(57)	37,676	31,562	(218)	31,344

Total cost of revenue	39,355	(57)	39,298	32,987	(218)	32,769

Gross profit	99,357	57	99,414	114,666	218	114,884

Operating expenses
Sales and marketing	70,640	(2,106)	68,534	74,059	(2,848)	71,211
Research and development	33,518	(15)	33,503	36,244	(85)	36,159
General and administrative	13,289	(7)	13,282	13,095	(44)	13,051
Restructuring costs	1,315	(1,315)	—	2,237	(2,237)	—
Amortization of finite lived intangibles	606	(606)	—	—	—	—
In-process research and development	4,273	(4,273)	—	—	—	—

Total operating expenses	123,641	(8,322)	115,319	125,635	(5,214)	120,421

Operating loss	(24,284)	8,379	(15,905)	(10,969)	5,432	(5,537)

Interest income, net	1,929	—	1,929	3,227	—	3,227
Impairment of equity investments in private companies	0	—	—	(1,000)	1,000	—

Net loss before taxes	(22,355)	8,379	(13,976)	(8,742)	6,432	(2,310)
Provision for income taxes (1)	—	—	—	—	(870)	(870)

Net loss	(22,355)	8,379	(13,976)	(8,742)	5,562	(3,180)

Net loss per share
Basic			$(0.27)			$(0.06)
Fully Diluted			$(0.27)			$(0.06)
Shares used in computing per share amount
Basic			51,982,122			50,821,804
Fully Diluted			51,982,122			50,821,804

* Excludes stock based compensation and warrant charge, impairment of equity investments in private companies, amortization of finite lived intangibles, in-process research and development and restructuring charges

1) The projected pro forma effective tax rate for the three months ended December 31, 2002 of 35% has been used to adjust the provision for income taxes for pro forma purposes.

webMethods, Inc. Consolidated Income Statements
(in thousands, except shares and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

Revenue
License	$25,037	$33,940	$68,863	$89,084
Professional services	11,210	7,951	30,661	24,737
Maintenance	13,851	11,919	39,188	33,832

Total revenue	50,098	53,810	138,712	147,653

Cost of revenue
License	601	765	1,622	1,425
Professional services and maintenance:
Stock based compensation	12	65	57	218
Other professional services and maintenance costs	13,614	10,409	37,676	31,344

Total cost of revenue	14,227	11,239	39,355	32,987

Gross profit	35,871	42,571	99,357	114,666

Operating expenses
Sales and marketing:
Stock based compensation and warrant charge	689	896	2,106	2,848
Other sales and marketing costs	24,617	24,309	68,534	71,211
Research and development:
Stock based compensation	5	26	15	85
Other research and development costs	11,446	12,059	33,503	36,159
General and administrative:
Stock based compensation	1	—	7	44
Other general and administrative	4,333	4,758	13,282	13,051
Restructuring costs	1,315	2,237	1,315	2,237
Amortization of finite lived intangibles	606	—	606	—
In-process research and development	4,273	—	4,273	—

Total operating expenses	47,285	44,285	123,641	125,635

Operating loss	(11,414)	(1,714)	(24,284)	(10,969)

Interest income, net	295	975	1,929	3,227
Impairment of equity investments in private companies	—	—	—	(1,000)

Net loss	$(11,119)	$(739)	$(22,355)	$(8,742)

Basic and fully diluted net loss per share	$(0.21)	$(0.01)	$(0.43)	$(0.17)
Shares used in computing basic and fully diluted net loss per share	52,101,406	51,046,792	51,982,122	50,821,804

Pro forma net (loss)/income per share excluding non-cash or non-recurring expenses (a)
Net(loss)/income excluding non-cash or non-recurring expenses (a)	(4,218)	1,615	(13,976)	(3,180)
Net (loss)/income per share (a)
Basic	$(0.08)	$0.03	$(0.27)	$(0.06)
Fully Diluted	$(0.08)	$0.03	$(0.27)	$(0.06)
Shares used in computing per share amount
Basic	52,101,406	51,046,792	51,982,122	50,821,804
Fully Diluted	52,101,406	52,055,962	51,982,122	50,821,804

(a)  Excludes stock based compensation and warrant charge, impairment of equity investments in private companies, amortization of finite lived intangibles, in-process research and development and restructuring charges and includes projected pro forma income tax expense.

webMethods, Inc. Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31,	March 31,
	2003	2003

ASSETS
Current assets:
Cash and cash equivalents	$63,896	$79,702
Marketable securities available for sale	57,688	97,079
Accounts receivable, net	38,301	43,691
Prepaid expenses and other current assets	6,661	7,562

Total current assets	166,546	228,034
Marketable securities available for sale	37,054	24,845
Property and equipment, net	9,582	12,068
Other assets	9,152	9,651
Goodwill	46,552	29,838
Intangibles assets, net	11,505	0

Total assets	$280,391	$304,436

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,715	$9,768
Accrued expenses	13,984	14,802
Accrued salaries and commissions	9,990	11,648
Deferred revenue	36,774	39,649
Current portion of capital lease obligations	1,192	2,743

Total current liabilities	72,655	78,610
Capital lease obligations, net of current portion and other	714	567
Long term deferred revenue	3,167	6,700

Total liabilities	76,536	85,877

Total stockholders’ equity	203,855	218,559

Total liabilities and stockholders’ equity	$280,391	$304,436

webMethods, Inc. Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	December 31,

	2003	2002

Cash flows from operating activities:
Net loss	$(22,355)	$(8,742)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,416	7,531
Provision for allowance for doubtful accounts	17	214
Amortization of deferred stock compensation and warrant charge	2,185	3,195
Write off of in-process research and development	4,273	—
Amortization of finite lived intangibles	606	—
Impairment of equity investment in private company	—	1,000
Conversion of interest income to equity in private company investments	(257)	—
Non cash restructuring costs	54	—
Increase (decrease) in cash resulting from changes in assets and liabilities:
Accounts receivable	7,925	3,392
Prepaid expenses and other current assets	1,320	1,039
Other assets	31	910
Accounts payable	258	(6,699)
Accrued expenses	(2,457)	(1,928)
Accrued salaries and commissions	(1,713)	(2,493)
Accrued ESPP	(498)	(891)
Deferred revenue	(8,520)	(10,054)

Net cash used in operating activities	(12,715)	(13,526)

Cash flows from investing activities:
Acquisition of businesses net of cash acquired	(32,419)	—
Purchases of property and equipment	(1,989)	(2,459)
Net sales (purchases) of marketable securities available for sale	26,926	(12,515)
Proceeds from the sale of investment in private company	1,000	—

Net cash used in investing activities	(6,482)	(14,974)

Cash flows from financing activities:
Borrowings under leasing agreements	—	2,500
Payments on capital leases	(2,789)	(3,467)
Proceeds from exercise of stock options and stock issued under the ESPP	3,312	4,119

Net cash provided by financing activities	523	3,152

Effect of the exchange rate on cash	2,868	1,115

Net decrease in cash and cash equivalents	(15,806)	(24,233)
Cash and cash equivalents at beginning of period	79,702	98,497

Cash and cash equivalents at end of period	$63,896	$74,264